                                                                   Exhibit 11
                                                                 -------------
                                                                 (page 1 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)

                                                        Three months
                                                            ended
                                                          March 31,
                                                        -------------
                                                        1994     1993
                                                        ----     ----
Primary
- - -------
  Income before extraordinary item..........            $209     $168
  Loss on early debt retirement, less
    applicable income tax benefit ..........               -       17
                                                        ----     ----
  Net income................................             209      151
                                                        ----     ----
  Earnings applicable to common
    stockholders............................            $209     $151
                                                        ====     ====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding (a).........................             542      528
    Assumed conversion of preferred stock...              27        -
    Assumed exercise of common stock options              47       44
  Shares of common stock assumed repurchased
    for treasury(b).........................             (36)     (34)
                                                        ----     ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......             580      538
                                                        ====     ====


Earnings per common share:
  Income before extraordinary item..........            $.36     $.31
  Loss on early debt retirement.............               -     (.03)
                                                        ----     ----
  Earnings applicable to common stockholders            $.36     $.28
                                                        ====     ====
- - --------------------------------

(a) Amounts have been retroactively restated to reflect a two-for-one stock split effected in the form of a 100% stock dividend declared in the second quarter of 1993.

(b) At an average market price of $26.26 and $20.79 for the three months ended March 31, 1994 and 1993, respectively.

                                                                   Exhibit 11
                                                                 -------------
                                                                 (page 2 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)
                                                        Three months
                                                           ended
                                                          March 31,
                                                        -------------
                                                        1994     1993
                                                        ----     ----
Assuming Full Dilution
- - ----------------------
  Income before extraordinary item..........            $209     $168
  Loss on early debt retirement, less
    applicable income tax benefit ..........               -       17
                                                        ----     ----
  Net income................................             209      151
                                                        ----     ----
  Earnings applicable to common
    stockholders............................            $209     $151
                                                        ====     ====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding (a).........................             542      528
    Assumed conversion of preferred stock...              27        -
    Assumed exercise of common stock options              47       44
  Shares of common stock assumed repurchased
    for treasury(c).........................             (36)     (32)
                                                        ----     ----

  Adjusted shares of common stock and common
    stock equivalents for computation.......             580      540
                                                        ====     ====


Earnings per common share:
  Income before extraordinary item..........            $.36     $.31
  Loss on early debt retirement.............               -     (.03)
                                                        ----     ----
  Earnings applicable to common stockholders            $.36     $.28
                                                        ====     ====
- - --------------------------------
(c) The average market price of $26.26 for the three months ended March 31, 1994 was used as it is higher than the March 31, 1994 market price of $23.38. The March 31, 1993 market price of $22.25 was used as it is higher than the average market price of $20.79 for the three months ended March 31, 1993.